                                                                    EXHIBIT 99.2



 Banc One Credit Card Master Trust
 Trust Allocation Report

 Distribution Date of:                                             15-Apr-02
 Determined as of:                                                 10-Apr-02
 For Monthly Period Ending:                                        31-Mar-02
 Days in Interest Period (30/360)                                         30
 Days in Interest Period (Act/360)                                        31

 Ending Pool Balance
 -------------------
 Principal                                                  3,150,017,560.92
 Finance Charge                                                98,833,890.10
                                                               -------------
 Total                                                      3,248,851,451.02

 Seller's Interest Test
 ----------------------
 Ending Portfolio Principal Balance                         3,150,017,560.92
 Trust EFA                                                              0.00
                                                                        ----
 Receivables + EFA                                          3,150,017,560.92

 Trust Invested Amount                                      2,700,000,000.00
 Trust PFA                                                              0.00
                                                                        ----
 Trust Adjusted Invested Amount                             2,700,000,000.00

 Seller's Participation Amount (with EFA)                     450,017,560.92
 Seller's Participation Amount (w/o EFA)                      450,017,560.92
 Seller's Interest Percentage                                         14.29%

 Required Seller's Interest Percentage                                 5.00%
 Required Seller's Interest                                   157,500,878.05

 Required Principal Balance Test
 -------------------------------
 Ending Portfolio Principal Balance                         3,150,017,560.92
 Required Principal Balance                                 2,700,000,000.00
                                                            ----------------
 Net Excess/Deficit                                           450,017,560.92

 EFA
 ---
 Beginning Excess Funding Account Balance                               0.00
 Required Excess Funding Account Deposit                                0.00
 Excess Funding Account Withdrawal                                      0.00

 Shared Principal Collections
 ----------------------------
 Series 1996-A                                                 63,223,867.11
 Series 1997-1                                                214,961,148.17
 Series 1997-2                                                 63,223,867.12

 Delinquent Accounts
 -------------------
 30 - 59 days                                          1.80%   58,522,216.28
 60 - 89 days                                          1.19%   38,758,020.41
 90 days +                                             2.44%   79,140,438.97
 Total 30 days +                                       5.43%  176,420,675.66

 Miscellaneous
 -------------
 Gross Credit Losses                                   7.85%   20,994,865.85
 Net Credit Losses                                     7.31%   19,551,078.59
 Discount Option Receivables                                            0.00
 Discount Percentage                                                   0.00%
 Finance Charges Billed                                        37,626,871.10
 Fees Billed                                                    5,747,505.09
 Interchange                                                    7,388,322.00
 Interest Earned on Collection Account                              1,326.28